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                                                                    EXHIBIT 23.1
                                                                      (Form S-8)


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------



     We hereby consent to incorporation by reference in this Registration Statement on Form S-8 of our report dated September 27, 2000 relating to the financial statements, which appears in Actuant Corporation's (f/k/a Applied Power Inc.) Annual Report on Form 10-K for the year ended August 31, 2000. We also consent to the incorporation by reference of our report dated September 27, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Milwaukee, Wisconsin
January 11, 2001